                                                                    Exhibit 23.4

American Appraisal China Limited
1506 Dah Sing Financial Centre
108 Gloucester Road/Wanchai/Hong Kong                  [American Appraisal Logo]
[CHINESE CHARACTERS]
[CHINESE CHARACTERS]
Tel +852 2511 5200/Fax +852 2511 9626

Leading/Thinking/Performing

November 13, 2007

The Board of Directors
WSP Holdings Ltd.

Dear Sirs,

CONSENT OF INDEPENDENT APPRAISER

We hereby consent to the references to our name, and our final appraisal reports
(reference number of 07/1198G), dated November 13, 2007 and addressed to the board of directors of WSP Holdings Ltd., and to the reference to our valuation methodologies, assumptions and conclusions associated with such report, in the
Registration Statement on Form F-1 (together with any amendments thereto, the
"Registration Statement") to be filed with the U.S. Securities and Exchange
Commission. We further consent to the filing of this letter as an exhibit to the Registration Statement.

In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations adopted by the U.S. Securities and Exchange Commission thereunder (the "Act"); nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Act.

                                                Yours faithfully,

                                                /s/ American Appraisal
                                                --------------------------------
                                                AMERICAN APPRAISAL CHINA LIMITED